UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 250

Gaithersburg, MD 20879

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 31, 2014, GlycoMimetics, Inc. (the “Registrant” or the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2014. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 31, 2014, the Board of Directors (the “Board”) of the Company appointed Timothy Pearson to serve as a director of the Company and as chairman of the Company’s audit committee. Mr. Pearson will serve as a Class III director whose term will expire at the 2017 annual meeting of stockholders. There is no arrangement or understanding between Mr. Pearson and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Pearson and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Pearson requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Pearson is set forth below.

Timothy Pearson, age 46, has served as a member of our Board since March 2014. Mr. Pearson served as Executive Vice President and Chief Financial Officer of Catalyst Health Solutions, a pharmacy benefit management company, from August 2011 until its acquisition by SXC Health Solutions in July 2012. Prior to joining Catalyst Health Solutions, Mr. Pearson served as Chief Financial Officer and Executive Vice President of MedImmune, the global biologics business for AstraZeneca PLC, and was a member of MedImmune’s Executive Team. Mr. Pearson joined MedImmune in 1998 and prior to his promotion to CFO in 2007 served as its Vice President of Finance and Treasurer. Mr. Pearson was also a founding officer and investment committee member of MedImmune Ventures, MedImmune’s venture capital fund that invests in early-stage biotechnology companies. Mr. Pearson, a Certified Public Accountant, holds dual Bachelor of Science degrees in Business Administration from the University of Delaware and Accounting from the University of Maryland, as well as a Master of Science degree in Finance from Loyola University.

In accordance with the Company’s compensation policy for non-employee directors, upon his appointment as a director, Mr. Pearson was granted a nonqualified stock option to purchase 15,401 shares of the Company’s common stock at an exercise price equal to $16.33, the closing price of the Company’s common stock on the date of grant, and which will vest and become exercisable on the last day of Mr. Pearson’s initial term of office for Class III directors, which will be the date of the 2017 annual meeting of stockholders. Additionally, Mr. Pearson will be entitled to receive a $30,000 annual retainer for his service as director and a $14,000 annual retainer for his service as chairman of the audit committee. At each annual stockholder meeting following which Mr. Pearson’s term as a director continues, Mr. Pearson will be entitled to receive a nonqualified stock option to purchase 7,700 shares of the Company’s common stock, which will vest and become exercisable over a one year period following the date of grant. Mr. Pearson has also entered into the Company’s standard form of indemnification agreement.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2014, the Company issued a press release announcing Mr. Pearson’s appointment to the Board. A copy of this press release is furnished herewith as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated March 31, 2014, “GlycoMimetics Reports Fourth Quarter and Year-End 2013 Results.”

99.2	Press Release, dated April 1, 2014, “GlycoMimetics Appoints Tim Pearson to Board of Directors and as Audit Committee Chair.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: April 4, 2014		Brian M. Hahn
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated March 31, 2014, “GlycoMimetics Reports Fourth Quarter and Year-End 2013 Results.”

99.2	Press Release, dated April 1, 2014, “GlycoMimetics Appoints Tim Pearson to Board of Directors and as Audit Committee Chair.”